                                                      Filed Pursuant to
                                                      Rule 424(b)(3)
                                                      Registration No. 333-11535

          Addendum dated July 17, 1997 to Specialty Retail Group, Inc. Prospectus dated February 25, 1997 (Registration No. 333-11535)
----------------------------------------------------------------------

          Pages 9 and 22

          The executive offices of the Company have been changed to 477 Madison Avenue, New York, New York 10022 and its telephone number is (212) 872-9684. The Company's lease in Westport, Connecticut was terminated.

          Page 25

          Kevin R. Greene is no longer a director of the Company.